UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 10, 2007

Commission File Number 000-26076

SINCLAIR BROADCAST GROUP, INC.

(Exact name of registrant)

Maryland	52-1494660
(State of organization)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road

Hunt Valley, MD  21030

(Address of principal executive offices and zip code)

(410) 568-1500

(Registrant’s telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SINCLAIR BROADCAST GROUP, INC.

Item 1.01 Entry into a Material Definitive Agreement.

On May 10, 2007, Sinclair Broadcast Group, Inc. (the “Company”) completed a public offering of $300.0 million aggregate principal amount of 3.00% Convertible Senior Notes due 2027 (the “2027 Notes”).  The offering was made pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission. The 2027 Notes are governed by and were issued pursuant to the indenture (the “Base Indenture”), dated as of May 10, 2007, between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), dated as of May 10, 2007, between the Company and the Trustee.

The 2027 Notes bear interest at a rate of 3.00% per year, payable in cash semi-annually in arrears, on May 15 and November 15 of each year, commencing November 15, 2007 and the Company will pay contingent cash interest in the circumstances described in the Indenture.   The 2027 Notes will mature on May 15, 2027 unless earlier converted, redeemed or repurchased.   The 2027 Notes, upon certain conditions, will be convertible into cash and, in certain circumstances, shares of the Company’s Class A common stock prior to maturity at an initial conversion price of $20.43 per share, subject to adjustment, which is equal to an initial conversion rate of approximately 48.9476 shares of the Company’s Class A common stock per $1,000 principal amount of notes.  The holders of the 2027 Notes may require the Company to repurchase their 2027 Notes upon a fundamental change (as defined in the Indenture) or on May 15, 2010, May 15, 2017 and May 15, 2022 or any other such date as the Company may determine.  The 2027 Notes may not be redeemed prior to May 20, 2010 and may thereafter be redeemed by the Company at par.

The summary of the Indenture and the 2027 Notes  is qualified in its entirety by reference to the Base Indenture and the Supplemental Indenture, which are filed as Exhibits 4.1 and 4.2, respectively, and which are incorporated herein by reference.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On May 10, 2007, Sinclair Television Group, Inc. (“STG”), a wholly-owned subsidiary of the Company, notified the trustee for its existing 8.0% Senior Subordinated Notes due 2012 (the “2012 Notes”) that it will redeem $300.0 million aggregate principal amount of the 2012 Notes on June 11, 2007.  The redemption will be effected in accordance with the terms of the indenture governing the 2012 Notes at a redemption price of 104.0% of the principal amount of the 2012 Notes plus accrued and unpaid interest.  The redemption of the 2012 Notes, the associated call premium and payment of accrued interest will be funded from the net proceeds of the offering of $300.0 million aggregate principal amount of 3.00% Convertible Senior Notes due 2027, described under Item 1.01 above, additional borrowings under STG’s bank credit agreement and cash on hand.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 4.1	Indenture, dated as of May 10, 2007, between Sinclair Broadcast Group, Inc. and U.S. Bank National Association, as trustee.

Exhibit 4.2	First Supplemental Indenture, dated as of May 10, 2007, between Sinclair Broadcast Group, Inc. and U.S. Bank National Association, as trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

By:	/s/ David R. Bochenek
Name:	David R. Bochenek
Title:	Vice President/Chief Accounting Officer

Dated: May 11, 2007

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 4.1	Indenture, dated as of May 10, 2007, between Sinclair Broadcast Group, Inc. and U.S. Bank National Association, as trustee.

Exhibit 4.2	First Supplemental Indenture, dated as of May 10, 2007, between Sinclair Broadcast Group, Inc. and U.S. Bank National Association, as trustee.